Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES TIMING OF REDOMESTICATION FROM DELAWARE TO NEVADA

ORLANDO, Florida (August 19, 2026) The LGL Group, Inc. (NYSE American: LGL) ("LGL Group" or the "Company") today announced that, following stockholder approval at the Company's 2026 Annual Meeting of Stockholders held on May 12, 2026, it intends to complete its previously announced redomestication from the State of Delaware to the State of Nevada (the "Nevada Redomestication") by way of a statutory conversion.

The Company expects to file a Certificate of Conversion with the Secretary of State of the State of Delaware, together with Articles of Conversion and Articles of Incorporation with the Secretary of State of the State of Nevada, on or about September 1, 2026 (the "Effective Time"). This notice is being issued at least ten (10) days in advance of that filing in accordance with NYSE American notice requirements applicable to the transaction.

At the Effective Time, each outstanding share of the Company's common stock will automatically convert into one outstanding share of common stock of the Nevada corporation, with no change to the number of shares held by stockholders. The Company's common stock is expected to continue trading on the NYSE American under the existing ticker symbol "LGL" without interruption, and stockholders will not be required to take any action or exchange existing stock certificates as a result of the Nevada Redomestication.

The Nevada Redomestication will not result in any change to the Company's business, operations, management, assets, liabilities, or net worth. Following the Effective Time, the Company will be governed by the Nevada Revised Statutes and its new Nevada Articles of Incorporation and Bylaws rather than the Delaware General Corporation Law and its current Delaware charter and bylaws, as more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission ("SEC") on April 2, 2026.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (202) 780-5941. Our Internet address is www.lglgroup.com. LGL Group common stock is traded on the NYSE American ("NYSE") under the symbol "LGL."

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission ("SEC"), including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, LGL Group claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com